 Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

David J. Warnemunde, President and Chief Executive Officer of Madison County Financial, Inc., (the “Company”) and Brenda L. Borchers, Chief Financial Officer of the Company, each certify in his and her capacity as an officer of the Company that he/she has reviewed the quarterly report on Form 10-Q for the quarter ended March 31, 2015 (the “Report”) and that to the best of his/her knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2015	/s/ David J. Warnemunde
David J. Warnemunde
President and Chief Executive Officer

Date: May 14, 2015	/s/ Brenda L. Borchers
Brenda L. Borchers
Chief Financial Officer